Exhibit 10.1

STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 24th            day of October in the year 2006,             between

        162 Fifth Avenue Associates LLC, having an address at c/o ABS Partners Real Estate, LLC, 200 Park Avenue South, New York, New York 10003 party of the first part, hereinafter referred to as OWNER, and

        Antigenics Inc., having an address at 630 Fifth Avenue, Suite 2100, New York, New York 10111

                                                                                      party of the second part, hereinafter referred to as TENANT,

Witnesseth:                 Owner hereby leases to Tenant and Tenant hereby hires from Owner

Suite 902 (as more particularly depicted by cross-hatching as Exhibit A annexed hereto)

in the building known as 162 Fifth Avenue

in the Borough of Manhattan,                     City of New York, for the term of

See Rider

at the annual rental rate of

See Rider

Which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:                         1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:             2. Tenant shall use and occupy the demised premises for

See Rider

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the demised premises by Owner, at Tenant’s expense.

Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or with respect to the building, if arising out of Tenant’s use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire

Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance. (1)

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence (2) of Owner, its agents, (3) servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damage in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained .The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant’s failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes, and conduits in and through the demised premises, and to erect new pipes, and conduits therein provided, wherever possible, that they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. lf Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part of the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the convenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes (4) or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within (5) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part of parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid, Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease or any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder (6), makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The forgoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages herein before mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of (7) to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and the effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory 8 purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant’s occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair ( of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent, on the first day of each month,                        % ($ 90.00) of the total meter charges as Tenant’s portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:

30. Anything else where in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ 90.00, on the first day of each month during the term of the this lease, as Tenant’s portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

31. As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such (9) rules and regulations as, in the (10) judgment of Owner, are necessary for the proper operation of the building, Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:

See Rider

Captions:

33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the said lessee of the building, or of the land and building that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable (11) Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. (12)

Glass:

37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount there of shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing:

39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

See Rider annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

		162 FIFTH AVENUE ASSOCIATES LLC	[CORP SEAL]
Witness for Owner	By:	ABS PARTNERS REAL ESTATE, LLC

	By:	/s/ Earl S. Altman	[L.S.]
/s/ Benjamin Waller

Witness for Tenant:		ANTIGENICS INC.	[CORP SEAL]

/s/ Bruce Leicher	By:	/s/ Garo Armen

ACKNOWLEDGEMENT

COMMONWEALTH OF MASSACHUSETTS,

                                                         SS.:

COUNTY OF MIDDLESEX

On the 17th day of October in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared Garo Armen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ J. Glennon
NOTARY PUBLIC

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closest and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substance shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown from the demised premises, any dirt or other substance into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shell be permitted, except with the prior written consent of Owner, and as Owner may direct Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exelude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are apart.

9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. (13) Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that maybe imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address	162 Fifth Avenue
Premises	Suite 902

TO

Antigenics Inc.

STANDARD FORM OF

[LOGO APPEARS HERE]

The Real Estate Board of New York, Inc.

Copyright 1999. All rights Reserved.

Reproduction in whole or in part prohibited.

Dated                      in the year

Rent Per Year
Rent Per Month

Term
From
To

Drawn by
Checked by
Entered by
Approved by	by

INSERTS TO PRINTED FORM OF LEASE DATED OCTOBER 24, 2006 BY AND BETWEEN 162 FIFTH AVENUE ASSOCIATES LLC, AS OWNER, AND ANTIGENICS, INC., AS TENANT, FOR SUITE 902 IN THE BUILDING KNOWN AS 162 FIFTH AVENUE SOUTH, NEW YORK, NEW YORK

1A.	unless Owner gives notice to Tenant, at the time Owner shall approve such installations in accordance with the terms of this Lease, that Owner elects to relinquish Owner’s right thereto and to have them removed from the demised premises by Tenant prior to the expiration of the Lease at Tenant’s expense

1.	Owner hereby acknowledges that the permitted use does not violate the insurance policies covering the building and such permitted use, in itself, does not increase the insurance rate for the building.

2.	or willful misconduct

3.	contractors,

4.	abandoned

5.	forty-five (45)

6.	beyond any applicable notice or cure period

7.	either party

8.	and pantry

9.	reasonable and non-discriminatory

10.	reasonable

11.	and non-discriminatory

12.	Owner agrees to enforce the rules and regulations in a non-discriminatory manner. In the event of a conflict between the terms and conditions of this Lease and the rules and regulations, the terms and conditions of this Lease shall prevail.

13.	Except with respect to customary and ordinary office cleaning supplies,

RIDER ANNEXED TO LEASE BETWEEN 162 FIFTH AVENUE ASSOCIATES LLC, AS LANDLORD, AND ANTIGENICS, INC., AS TENANT, FOR SUITE 902 AT 162 FIFTH AVENUE, NEW YORK, NEW YORK

41. PROVISION OF RIDER

This rider is annexed to and made a part of the printed part of the Lease to which it is attached and in each instance in which the provisions of this Rider shall contradict or be inconsistent with the provisions of the printed portion of this Lease, as constituted without this Rider, the provisions of this Rider shall prevail and govern and the contradicted or inconsistent provisions of the printed portion of this Lease shall be deemed amended accordingly.

42. CERTIFICATES BY TENANT

At any time and from time to time, Tenant, for the benefit of Landlord and the lessor under any ground lease or underlying lease or the holder of any leasehold mortgage affecting any ground lease or underlying lease, or of any fee mortgage covering the building containing the demised premises (the “Building”) and the land (the “Land”) upon which the Building is erected, on at least ten (10) days’ prior written request by Landlord, will deliver to Landlord a statement certifying that this Lease is not modified and is in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified, and stating the modifications), the commencement and expiration dates hereof, the dates to which the fixed rent, additional rent and other charges have been paid, and whether or not, to the best knowledge of the signer of such statement, there are then any existing defaults on the part of either Landlord or Tenant in the performance of the terms, covenants and conditions of this Lease, and if so, specifying the default of which the signer of such statement has knowledge.

43. LIMITATION OF LIABILITY

(a) Notwithstanding anything to the contrary contained in this Lease, none of the Landlord Parties (defined below) shall be liable to Tenant or its partners, principals, shareholders, directors, officers, contractors, agents, employees, invitees, sublessees, assignees, licensees or any other person or entity claiming through or under Tenant for any loss, injury or damage to Tenant or to any other person or entity, or to its or their property, or for any inconvenience, annoyance, interruption or injury to business arising from (i) Landlord performing any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to the fixtures, equipment or appurtenances of the Building or the demised premises (nor shall Tenant or any other person or entity be entitled to any abatement or suspension of its obligation to pay fixed annual rent or any additional rent or any other obligations hereunder or be construed to be constructively or otherwise evicted on account of the foregoing), irrespective of the cause of such loss, injury, damage, inconvenience, annoyance, interruption or injury unless caused by or resulting from the gross negligence or willful misconduct of Landlord or its agents or employees; provided, however, that even if due to any such gross negligence or willful misconduct of Landlord, its agents, contractors or employees, Tenant waives, to the full extent permitted by law, any claim for any indirect, consequential or punitive damages, including loss of profits in connection therewith and (ii) (notwithstanding whether the loss, injury or damage is caused by the gross negligence or willful misconduct of any Landlord Party) any injury or damage for which Tenant would have been reimbursed under policies of insurance required to be maintained by Tenant by the terms of this Lease had Tenant (A) not failed to procure or maintain such policies of insurance and (B) not failed to procure or maintain such policies of insurance with at least the limits specified herein.

(b) Tenant shall look solely to the estate and property of Landlord in the Land and Building (including the rental income therefrom or the proceeds from the sale thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment or judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord’s agents, shareholders, officers, directors, partners, members, principals (disclosed or undisclosed) or affiliates, whether directly or indirectly through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other person or entity shall be subject to levy, lien, execution, attachment or other enforcement procedure for any liability of Landlord to Tenant under this Lease or under law.

(c) In no event shall Landlord be liable for any loss, injury or damage (including indirect, consequential or punitive damages) claimed by Tenant or any person or entity claiming through or under Tenant in connection with the failure or refusal by Landlord to grant its consent or approval with respect to any matter as to which it is entitled to give its consent or approval pursuant to this Lease. If Landlord withholds or delays its consent or conditions its consent and Tenant believes that Landlord did so unreasonably, Tenant may prosecute an action for declaratory relief to determine if Landlord properly withheld, delayed or conditioned its consent, but Tenant waives and discharges any claims it may have against Landlord for damages arising from Landlord’s withholding, delaying or conditioning its consent. In any such action, the non-prevailing party shall bear all reasonable attorneys’ fees incurred by the parties in connection therewith.

44. INSURANCE

To the extent any injury, loss, claim, or damage to any person or property is not covered by insurance, Tenant shall save Landlord harmless and indemnify it from and against all injury, loss, claims or damage to any person or property while on the demised premises arising out of the manner of use of the demised premises by Tenant and from and against all injury, loss, claim or damage to any person or property anywhere occasioned by the acts or omissions of Tenant or Tenant’s servants, employees or licensees.

Tenant covenants and agrees that during the term of this Lease it will provide and keep in force (a) all risk property insurance with a limit of not less than $500,000 covering physical loss to improvements, alterations and Tenant’s property in the demised premises, (b) broad form commercial general liability insurance written on a per occurrence basis with a per occurrence limit of not less than $2,000,000 and with other limits reasonably satisfactory to Landlord, provided such limits are then being required by landlords of similar buildings in the general vicinity of the Building, (c) business interruption insurance in a face amount of not less than the aggregate amount, for a period of twelve (12) months following the insured against peril, of 100% of all rent and additional rent to be paid by Tenant hereunder, (d) worker’s compensation insurance and employer’s liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees, and (e) such other coverage, and with such other limits, that Landlord may reasonably require provided such other coverage and such other limits are then being required by landlords of similar buildings in the general vicinity of the Building.

All such insurance to be obtained by Tenant in connection with this Lease shall be effected in standard form under valid enforceable policies issued by insurers licensed to do business in the State of New York as shall be reasonably acceptable to Landlord and shall, except in the case of workmen’s compensation insurance, name Landlord and Tenant as the insureds as their respective interests may appear. Certificates of such insurance shall be delivered to Landlord prior to the commencement date hereof and from time to time during the term of this Lease at least ten (10) days prior to the expiration date of the previous policy together with certificates evidencing the renewal of such policy with satisfactory evidence of payment of the premium on such policy. To the extent obtainable, all such policies shall contain agreements by the insurers that (i) such policies shall not be canceled except upon fifteen (15) days’ prior written notice to each named insured and (ii) the coverage afforded thereby shall not be affected by the performance of any work upon, in or about the demised premises. Nothing in this paragraph shall prevent Tenant from taking out such insurance under a blanket insurance policy or policies which also can cover other properties, or parts thereof, owned, leased or operated by Tenant as well as the demised premises, provided the insurance applicable to the demised premises is not less than the amounts required herein.

Tenant agrees to pay all premiums and charges for such insurance, and in the event of its failure to make any such payment when due, or in the event of its failure to provide such insurance or renewal thereof, Landlord may procure the same and/or pay the premium thereon (but in no event shall Landlord be obligated so to do), and Tenant agrees to pay such premiums to Landlord within ten (10) days of demand as additional rent.

Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring any of the other parties, and each hereby waive their entire right of recovery against the other, for any loss or damage arising out of or incident to the perils insured, or required pursuant to this Lease to be insured even though such loss or damage might have been occasioned by the negligence of Landlord, Tenant, or their respective agents, employees, contractors, invitees and/or permitted subtenants. The foregoing waiver is subject, however, to the amount of insurance obtained or required to be obtained (whichever is greater) by the other party and to the extent such insurance is collectible. Each of Landlord and Tenant (i) shall give notice to their respective insurers that the foregoing mutual waiver of recovery is contained in this Lease and, if required by any such insurer, shall obtain such insurer’s prior consent to the foregoing waiver of its and its insured’s right of recovery, and (ii) shall endeavor to obtain from their respective insurers an appropriate clause in, or an endorsement upon, each such insurance policy pursuant to which each such insurer shall agree that the foregoing waiver shall not affect the validity or enforceability of its insured’s coverage. If such a clause or endorsement is obtainable only upon payment of an additional premium, each party shall pay such additional premium. If Tenant’s insurer shall refuse to issue such clause or endorsement even with an additional premium, then Landlord shall have the right to designate another insurer who would be prepared to permit such clause or endorsement and Tenant shall use such other insurer. If it is not possible to obtain a clause or endorsement of the type described in clause (ii) above, then the party unable to obtain such clause or endorsement shall notify the other party of this fact and such party shall no longer be obligated hereunder to endeavor to obtain such a clause or endorsement in its insurance policies. The provisions of this subparagraph shall be applicable to any new or renewal insurance policies which Tenant may obtain during the term hereof.

45. COMPLIANCE WITH LAW

(a) If at any time during the term of this Lease, the fire and life safety law requirements of the City of New York pursuant to Local Law #5 of 1973, Local Law # 16 of 1984 or otherwise (“Fire Requirements”) or the masonry or exterior wall requirements of the City of New York pursuant to Local Law #10 of 1980 or otherwise (“Masonry Requirements”) or any other laws or requirements of the City of New York or any agency having jurisdiction (“Other Requirements”) shall impose any obligations or requirements upon Landlord to perform any alterations, installations, changes or improvements (collectively “changes”) to the Building and/or the demised premises, then Tenant shall pay to Landlord as additional rent, 4.5% (“Tenant’s Payment”) of all costs and expenses incurred by Landlord in complying with the Fire, Masonry or Other Requirements during the term hereof. Tenant’s payment shall be due and payable to Landlord within thirty (30) days after rendition of a bill therefor accompanied by a statement setting forth the changes performed by Landlord. The obligation of Tenant in respect of such additional rent shall survive the expiration of this Lease. Notwithstanding anything to the contrary contained herein, to the extent that Tenant is required to make any payments pursuant to this paragraph (a), then Tenant shall only be required to pay for that portion of the cost of such changes equal to the product of (i) its proportionate share (i.e., 4.5%) of the total cost of such change and (ii) a fraction, the numerator of which shall be the number of months (including any partial month) remaining in the term of this Lease, and the denominator of which shall be the number of months in the useful life of the changes, as determined in accordance with generally accepted accounting principles, and Tenant’s portion of the cost of such changes, as determined above, shall be payable in equal monthly installments over the remaining term of the Lease. Additionally, Landlord hereby agrees that Tenant’s obligations hereunder shall not apply to any changes presently being performed by Landlord as of the date of this Lease.

(b) (i) Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall also, at Tenant’s sole cost and expense, pay for the cost of rubbish and trash removal from the demised premises. Tenant or Tenant’s cleaning contractor shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law.

(ii) Landlord reserves the right to prohibit the removal of refuse or to collect or accept from Tenant any waste products, garbage, refuse or trash that are not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Article and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims, suits, costs and expenses (including reasonable legal fees and expenses) arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

(c) (i) Supplementing subparagraph (a) above, Tenant shall, at Tenant’s expense, comply with all laws now or hereafter existing, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, that impose any obligation, order or duty on Landlord or Tenant: (i) with respect to the demised premises; or (ii) with respect to the Building or any part thereof (including the demised premises) if such obligation, order or duty arises from: (A) the particular manner of conduct of Tenant’s business or operation of its equipment therein (as opposed to general office uses); (B) any cause or condition created by or at the instigation of Tenant, including, without limitation, any improvement or alteration; (C) the default in any of Tenant’s obligations hereunder beyond the expiration of any applicable grace or cure period; or (D) any Hazardous Substance (defined below) brought into the Building by Tenant, any assignee or subtenant of Tenant or any of their agents, contractors or invitees. Tenant shall promptly forward to Landlord any notice it receives of the violation of any law involving the demised premises. Tenant shall pay, within twenty (20) days after demand therefor, all actual, out of pocket costs and expenses, and all fines, penalties and damages that may be imposed upon Landlord by reason of or arising out of Tenant’s failure to comply with the provisions of this Article.

(ii) Tenant shall promptly comply with all requirements relating to the Americans with Disabilities Act, 42 U.S.C. §12,101 et seq. and the regulations promulgated thereunder as in effect from time to time (“ADA Requirements”) to the extent same applies to the demised premises only. Tenant shall have exclusive responsibility for compliance with ADA Requirements pertaining to the interior of the demised premises, including for the design and construction of the access thereto and egress therefrom. Landlord shall have responsibility for compliance with ADA Requirements which affect the common areas of the Building to the extent same is not necessitated by the acts or omissions of Tenant, its employees or agents or is otherwise the obligation of another tenant. Tenant shall comply with any reasonable plan adopted by Landlord which is designed to comply with ADA Requirements.

46. BINDING EFFECT

The submission by Landlord of this Lease in draft form shall be deemed solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligation, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals hereof shall have been delivered to the respective parties.

47. REAL ESTATE TAXES

Tenant shall pay to Landlord, as additional rent, real estate tax escalations based on increases in Real Estate Taxes (defined below) in accordance with this Article:

(a) Definitions: For the purpose of this Article, the following definitions shall apply:

(i) The term “Base Tax Year” as hereinafter set forth for the determination of real estate tax escalation, shall mean the New York City real estate tax year commencing July 1, 2006 and ending June 30, 2007.

(ii) The term “The Percentage” shall mean 4.5%.

(iii) The term “The Building Project” shall mean all of the Land together with improvements thereon known as 162 Fifth Avenue, New York, New York.

(iv) The term “Comparative Year” shall mean the twelve months following the Base Tax Year and each subsequent period of twelve months.

(v) The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes or in lieu of or additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purpose hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in “Real Estate Taxes”. If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in Real Estate Taxes for each Comparative Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparative Year, together with interest payable during such Comparative Year.

(vi) The phrase “Real Estate Taxes payable during the Base Tax Year” shall mean the Real Estate Taxes payable for the Base Tax Year.

(vii) In addition to the foregoing, Tenant will be responsible to pay to Landlord, within ten (10) days of being billed therefor, The Percentage of any business improvement district or similar tax imposed against the Building Project or Landlord.

(b) Real Estate Taxes:

1. In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of such Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as additional rent for such Comparative Year, an amount equal to The Percentage of the excess. Following the expiration of the Base Tax Year and each Comparative Year, Landlord shall submit to Tenant a statement, certified by Landlord setting forth the Real Estate Tax escalation due for the current Comparative Year and the payment, if any, due to Landlord from Tenant for such Comparative Year. The rendition of such statement to Tenant together with a copy of the tax bill shall constitute prima facie proof of the accuracy thereof and, if such statement shows a payment due from Tenant to Landlord with respect to such current Comparative Year, then (i) Tenant shall make payment of any unpaid portion thereof within ten (10) days after receipt of such statement; and (ii) Tenant shall also pay to Landlord, as additional rent, within ten (10) days after receipt of such statement, an amount equal to the product obtained by multiplying the total payment due for the current Comparative Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months or any portion thereof in the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered, 1/12th of the total payment for the current Comparative Year. The aforesaid monthly payments based on the total payment due for the current Comparative Year may be adjusted to reflect, if Landlord can reasonably so estimate, increases in rates for the subsequent Comparative Year and/or the assessed valuation for the Building Project. The payments required to be made under (ii) and (iii) above shall be credited toward the payment due from Tenant for the subsequent Comparative Year, subject to adjustment as and when the statement for such subsequent Comparative Year is rendered by Landlord.

2. Should the Real Estate Taxes payable for the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then the Real Estate Taxes payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the Real Estate Taxes payable during the Base Tax Year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

3. If, after Tenant shall have made a payment of additional rent under this subdivision (b), Landlord shall receive a refund of any portion of the Real Estate Taxes payable during any Comparative Year after the Base Tax Year on which such payment of additional rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall, within ten (10) days after receiving the refund, pay to Tenant The Percentage of the refund less The Percentage of reasonable expenses (including reasonable attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. If, prior to the payment of taxes for any Comparative Year, Landlord shall have obtained a reduction of that Comparative Year’s assessed valuation of the Building Project, and therefore of said taxes, then the term “Real Estate Taxes” for that Comparative Year shall be deemed to include the amount of Landlord’s reasonable expenses in obtaining such reduction in assessed valuation, including reasonable attorneys’ and appraisers’ fees.

(c) In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

(d) Upon the date of any expiration or termination of this Lease, whether the same be the date hereinabove set forth for the expiration of the term (hereinafter called the “lease expiration date”) or any prior or subsequent date, a proportionate share of the additional rent for the Comparative Year during which such expiration or termination occurs shall become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Promptly after said expiration or termination, Landlord shall compute the additional rent from Tenant, as aforesaid, which computations shall either be based on that Comparative Year’s actual figures or be an estimate based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant under subdivisions (b) and (c) above. If an estimate is used, then Landlord shall promptly cause statements to be prepared on the basis of that Comparative Year’s actual figures and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made.

(e) Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement, casualty or condemnation), Tenant’s obligation to pay any and all additional rent under this Lease shall continue and shall cover all periods up to the Lease expiration or termination date. Landlord’s and Tenant’s obligation to make the adjustments referred to in subdivision (d) above shall survive any expiration or termination of this Lease.

(f) Any delay or failure of Landlord in billing for any additional rent payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

48. COST OF LIVING ADJUSTMENTS

The annual rent reserved in this Lease and payable hereunder shall be adjusted, as of the times and in the manner set forth in this Article.

(a) Definitions: For the purposes of this Article the following definitions shall apply:

(i) The term “Base Year” shall mean the month of December, 2006.

(ii) The term “Price Index” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, U.S. city average, all urban consumers (presently denominated “CPI-U”), or a successor or substitute index appropriately adjusted.

(iii) The term “Price Index for the Base Year” shall mean the monthly All Items Price Index for the Base Year.

(b) Effective as of July of 2007 and thereafter on each January and July subsequent thereto, there shall be made a cost of living adjustment of the annual rent payable hereunder. The July adjustment shall be based on eighty (80%) percent of the percentage difference between the Price Index for the preceding month of June and the Price Index for the Base Year. The January adjustment shall be based on eighty (80%) percent of the percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Year.

(i) In the event the Price Index for June in any calendar year during the term of this Lease reflects an increase over the Price Index for the Base Year, then the annual rent herein provided to be paid as of the July 1st following such month of June, i.e., fixed annual rent originally provided to be paid for in this Lease (unchanged by any adjustments under this Article), shall be multiplied by eighty (80%) percent of the percentage difference between the Price Index for June and the Price Index for the Base Year, and the resulting sum shall be added to such annual rent, effective as of such July 1st. Said adjusted annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this Lease.

(ii) In the event the Price Index for December in any calendar year during the term of this Lease reflects an increase over the Price Index for the Base Year, then the annual rent herein provided to be paid as of the January 1st following such month of December, i.e., fixed annual rent originally provided to be paid for in this Lease (unchanged by any adjustments under this Article), shall be multiplied by eighty (80%) percent of the percentage difference between the Price Index for December and the Price Index for the Base Year, and the resulting sum shall be added to such annual rent, effective as of such January 1st. Said adjusted annual rent shall thereafter be payable hereunder, in equal monthly installments, until it is readjusted pursuant to the terms of this Lease.

(iii) The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustment in the annual rent payable hereunder:

Assuming that said annual rent is $10,000, that the Price Index for the Base Year was 102.0 and that the Price Index for the month of June in a calendar year following the Base Year was 105.0, then the percentage increase thus reflected, i.e., 2.941% (3.0/102.0) would be multiplied by eighty (80%) percent and then by $10,000, and said annual rent would be increased by $235.28, which would be divided by 12. Such resulting number, $19.61, would be added to the base monthly rent provided to be paid under this Lease, effective as of July 1st of said calendar year, until such time that a new adjustment is provided to be made pursuant to the terms of this Article.

In the event that the Price Index ceases to use 1982/84=100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price in effect at the date of this Lease not been altered. In the event such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information heretofore used in determining the Price Index shall be used.

No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision which may later be made in the first published figure of the Price Index for any month.

(c) Landlord will cause statements of the cost of living adjustments provided in subdivision (b) to be prepared in reasonable detail and delivered to Tenant.

(d) In no event shall the annual rent originally provided to be paid under this Lease (exclusive of the adjustments under this Article) be reduced by virtue of this Article.

(e) Any delay or failure of Landlord, beyond July or January of any year, in computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

(f) Notwithstanding any expiration or termination of this Lease prior to the lease expiration date (except in the case of a cancellation by mutual agreement), Tenant’s obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the lease expiration date, and shall survive any expiration or termination of this Lease.

49. ALTERATIONS

Anything in Article 3 to the contrary notwithstanding, Landlord shall not unreasonably withhold or delay approval of written requests of Tenant to make non-structural interior alterations, decorations, additions and improvements (herein referred to as “alterations”) in the demised premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems of the Building, and provided that all such alterations shall be performed in accordance with the following conditions:

(a) All such alterations other than merely cosmetic or decorative changes (e.g., carpeting, painting and wallpapering) (collectively, “Decorative Changes”) shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Anything contained in this Lease to the contrary notwithstanding, Landlord’s consent shall not be required with respect to any nonstructural alteration (i) which does not adversely affect the Building systems or affect any part of the Building (including the exterior thereof) other than the demised premises, (ii) which does not result in a violation of, or a potential violation of, the Certificate of Occupancy or will not require an amendment to the Certificate of Occupancy, (iii) the estimated cost of the labor and materials of which does not exceed Twenty-Five Thousand Dollars ($25,000), either individually or in the aggregate with other related non-structural alterations (for which Landlords’ consent is not required under this Article 49) during any consecutive twelve (12) month period and (iv) which does not require a building permit from the New York City Department of Buildings; provided, however, that not less than ten (10) days prior to making any such nonstructural alteration, Tenant shall submit to Landlord the plans and specifications for such alteration (or if plans and specifications are not required pursuant to any requirements applicable thereto or are not reasonably necessary or customary in light of the nature of the alteration, Tenant shall deliver to Landlord such plans and specifications, design drawings or sketches that Tenant has caused to be prepared in connection therewith which, at a minimum, shall include sketches and attendant commentary which together constitute a reasonably accurate description of the nature and scope of the alterations to be performed) and any such alterations shall otherwise be performed in compliance with the provisions of this Lease.

(b) All alterations shall be performed in a good and workmanlike manner. All alterations shall be performed in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction; and Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such alterations.

(c) All work in connection with alterations shall be (i) performed with licensed and insured (such insurance to be as required by Subsection (d) below) labor having the proper jurisdictional qualifications and (ii) harmonious and compatible with the labor employed by Landlord and other tenants in the Building, it being agreed by Tenant that if such labor shall be incompatible (as reasonably determined by Landlord), Tenant shall immediately, upon Landlord’s demand therefor (orally or in writing) withdraw such labor from the demised premises and the Building failing which Tenant shall be in material default of this Lease.

(d) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(i) Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

(ii) Commercial General Liability insurance naming Tenant as insured and Landlord and its assignees as additional insureds, with limits of not less than $3,000,000 per occurrence applicable on a per project basis. The policy shall be written on a Standard General Liability form, including completed operations, contractual and independent contractors’ coverages and without unusual exclusions.

Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and reasonably satisfactory to Landlord, and all policies, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord.

(e) All work to be performed by Tenant shall be performed in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

(f) Tenant shall not be required to remove and/or restore any fixtures, panelling, partitions, railings or other installations presently constituting a part of the demised premises or constituting a part of the initial fitting up of the demised premises for Tenant’s occupancy, installed by Landlord at its expense or subsequently installed by Tenant and reasonably usable for an ordinary office tenancy.

(g) All trade fixtures and other movable property installed by Tenant in the demised premises shall remain Tenant’s property and shall be removed by Tenant on or before the lease expiration date or upon the sooner termination of this Lease, provided only that Tenant shall repair any damage to the demised premises resulting from such removal.

(h) Any alterations to be made by Tenant within the demised premises (other than plumbing and sprinkler work which must be performed by Landlord’s designated contractor) may be performed by any reputable contractor or mechanic (collectively, the “Contractor”) selected by Tenant and approved by Landlord, which approval Landlord agrees it will not unreasonably withhold or delay, provided the Contractor’s performance of the alterations would not result in any labor discord in the Building and further provided that all such Contractors shall execute Exhibit B as a condition to Landlord’s approval thereof. With respect to any alterations which require the performance of work outside of the demised premises including, without limitation, connecting the Building’s electric distribution system to the demised premises, such alterations must be performed by Landlord’s designated contractors. Additionally, Landlord may, at its option, require Tenant to use its designated contractor for any structural work required to be performed by Tenant within the demised premises.

(i) Tenant may, at any time during the Term, remove any alteration made by Tenant which is not otherwise prohibited by the terms of this Lease, solely at its expense, provided Tenant promptly repairs any damage resulting from such removal.

(j) Any restoration or repair which Tenant is required to make (whether structural or non-structural) shall be of quality or class equal to the then Building standard, as reasonably determined by Landlord.

(k) Prior to making any alterations other than Decorative Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing and structural drawings) (collectively, “Plans”) for each proposed alteration and shall not commence any such alteration without first obtaining Landlord’s approval of such plans and specifications which approval shall not be unreasonably withheld, conditioned or delayed, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and furnish copies of the same to Landlord, and (iii) shall furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such alteration), and comprehensive public liability insurance (including property damage coverage, completed operations/product liability), all in such form, with such companies, for such periods and in such amounts as provided in subparagraph (d) above, naming Landlord, its agents and any other parties required by Landlord as additional insureds with respect to Commercial Liability and Umbrella insurance. If Landlord withholds its approval of the Plans, Landlord will provide Tenant with reasonable specificity of its objections or concerns with respect thereto, and Tenant shall make appropriate modifications to correct or eliminate the objections specified by Landlord in such disapproval and shall resubmit the modified Plans and specifications to Landlord. The terms and provisions set forth in this Article governing the approval and disapproval of the Plans shall apply equally to Tenant’s revised Plans and all change orders. In the event that Landlord shall not respond to a written request to approve of Tenant’s plans and/or plan modifications within ten (10) business days of receipt, then Tenant shall make a second written request therefor to Landlord with a copy sent simultaneously and in like manner to Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022-4731, Attention: Lawrence B. Simon, Esq. (which second request shall state that it is a second notice and that Landlord’s approval shall be deemed granted if Landlord fails to respond within five (5) business days) and, if Landlord shall not respond within five (5) business days of receipt of such second written request, such plans or plan modifications shall be deemed approved by Landlord. Upon completion of such alteration, Tenant, at Tenant’s expense, shall (i) obtain certificates of final approval of such alteration required by any governmental or quasi-governmental bodies and (ii) shall furnish Landlord with copies of the “as built” plans for such alterations including, but not limited to, a reflected ceiling plan, mechanical and electrical drawings, a partition plan and any other drawings which may be required to indicate accurately the layout and systems of the demised premises.

(l) Tenant shall not create or permit to be created any lien, encumbrance or charge upon the demised premises or any part thereof or the income therefrom, or any assets of Landlord, and Tenant in no event shall suffer any other matter or thing whereby the estate, rights and interest of Landlord in the demised premises or the Building, or any part thereof, or any assets of Landlord, might be impaired.

(m) If any mechanic’s, laborer’s or materialman’s lien at any time shall be filed against the Building, the demised premises or any part thereof (other than arising from the acts or omissions of Landlord, its employees, agents or contractors) for any work performed or alleged to have been performed for Tenant or any person or entity acting through Tenant, Tenant, within thirty (30) days after notice to Tenant of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, with all reasonable costs and expenses incurred and actually paid by Landlord in connection therewith, together with interest thereon at the highest rate permitted by law from the respective dates of Landlord’s making of the payment or incurring of the costs and expenses, shall be paid by Tenant to Landlord within ten (10) days of demand.

(n) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the demised premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the demised premises or the Building or any part thereof or any assets of Landlord. Notice is hereby given, and Tenant shall deliver written notice, in the form of Exhibit B attached hereto, to all contractors at the demised premises prior to the performance of any work therein so stating, that Landlord shall not be liable for any work performed or to be performed at the demised premises for Tenant or for any materials furnished or to be furnished at the demised premises for any of the foregoing, and that no mechanic’s or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the demised premises or the Building or any asset of Landlord. As a condition to Landlord’s consent to any alteration, such notice shall be acknowledged by Tenant and any contractor, subcontractor, laborer or materialman and such acknowledged notice shall be delivered to Landlord.

(o) Except as specifically provided in this Lease, Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate or assets of Landlord or of any interest of Landlord in the demised premises or the Building.

50. SUBLETTING AND ASSIGNMENT

Supplementing the provisions of Article 11 hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or to a subletting of all or part of the demised premises, provided that any such assignment or subletting shall be made solely upon the following terms and conditions:

1. No assignment and no subletting shall become effective unless and until approved by Landlord in accordance with the terms and conditions of this Article 50. Tenant shall give Landlord at least thirty (30) days’ prior written notice of such proposed assignment or proposed bona fide subletting, together with a statement containing the name and address of the proposed sublessee or assignee, adequate information as to its reputation and financial condition and the intended use of the demised premises (or any portion thereof, as the case may be), and a copy of the proposed sublease or assignment. The parties agree that if there is a proposed assignment or a proposed subletting of all the demised premises for at least seventy-five (75%) percent of the balance of the term of this lease, then Landlord shall thereupon have the option, exercisable by written notice within thirty (30) days after receipt of the notice from Tenant, to terminate this Lease effective as of the effective date of the proposed assignment or the commencement date of the term of such proposed subletting. If there is a proposed subletting of all of the demised premises for less than seventy-five (75%) percent of the balance of the term of this Lease or of part but not all of the demised premises, then Landlord shall thereupon have the option, exercisable by written notice within thirty (30) days after the receipt of the notice from Tenant, to delete the space proposed to be subleased from the premises demised hereunder (with a prorated adjustment in all payments due hereunder for the period of such proposed subletting) effective as of the commencement date of the term of such proposed subletting and for the period of such proposed subletting. If Landlord shall so terminate this Lease or delete portions of space therefrom, then Tenant shall vacate and surrender the demised premises or the deleted space portion, to Landlord, on or before the effective date pursuant hereto.

2. If (i) Landlord shall delete any space (the “Space”) to be subleased constituting a portion of the demised premises or shall terminate this Lease in the event of any assignment or subletting of all of the demised premises (also the “Space”) in accordance with the provisions of paragraph 1 of this Article 50, or (ii) Landlord shall not elect to terminate this Lease or delete portions of Space herefrom pursuant to the provisions of paragraph 1 and the Space is sublet or assigned by Tenant in accordance with the provisions hereof, then all rent and additional rent payable by (a) the assignee or any new tenant to whom Landlord rents the demised premises shall be paid to Landlord, and (b) the sublessee to whom Tenant subleases the demised premises or any portion thereof shall be paid to Tenant. Upon receipt of such rent and additional rent for any month, Landlord or Tenant, as the case may be, shall disburse the rent and additional rent received from such new Tenant or sublessee as follows: (i) if received by Landlord, first to Landlord until Landlord has received the monthly rent and additional rent which would have been paid to Landlord pursuant to this Lease by Tenant for the Space (which rent is the “Original Rent”), including, but not limited to, fixed annual rent, escalation rent for taxes or other additional rent, including electricity, water and sprinkler charges; (ii) if received by Tenant, first to Tenant until Tenant has been reimbursed for the amount of the monthly Original Rent paid by Tenant to Landlord; (iii) then, to Landlord or Tenant, whichever is appropriate, an amount equal to the amount by which such rent and additional rent from the assignee, subtenant or new tenant exceeds the Original Rent (which amount is hereinafter “The Excess”) until it recoups the entire cost of brokerage commissions, rent concessions, reasonable legal fees, installations and other costs of renting to such assignee, new tenant or subtenant; (iv) then, to Tenant, out of The Excess, an amount equal to Tenant’s unrecouped Installation Cost (as hereinafter defined). Tenant’s unrecouped Installation Cost equals Tenant’s Installation Cost times a fraction, the numerator of which is the number of months remaining in the term of this Lease from and after the date of the assignment or subletting as if it were not terminated or the Space sublet or assigned and the denominator of which is the number of months during the term of this Lease, less payments previously made hereunder therefor. In the event Landlord shall not have deleted any space or terminated this Lease, any remaining portion of The Excess received shall be distributed 50% to Landlord and 50% to Tenant. Tenant shall not be entitled to any payment hereunder from Landlord for any period beyond the date this Lease would have expired or terminated, as provided herein, had Landlord not terminated this Lease with respect to the Space pursuant to this Article 50. If Tenant or Landlord, as the case may be, shall receive a payment to which the other is entitled hereunder, payment to the party entitled thereto shall be made within ten (10) days of receipt thereof and that portion payable by Tenant hereunder shall be paid as additional rent in accordance with the terms hereof.

3. There shall be no default (after notice and the expiration of any applicable grace period) by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any such proposed sublease or the effective date of any such proposed assignment.

4. Upon receiving Landlord’s written consent, a duly executed copy of the sublease or assignment shall be delivered to Landlord within thirty (30) days after execution thereof. Any such sublease shall provide that the sublease is subject and subordinate to this Lease. Any such assignment of Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant but Tenant shall nevertheless remain fully liable hereunder.

5. Anything herein contained to the contrary notwithstanding:

(b) Tenant shall not publicly advertise the availability of the demised premises for assignment or subletting at a rental rate lower than the rental rate at which Landlord is then offering to lease comparable space in the Building (but Tenant shall not be prohibited from assigning or subletting for less than such rental rate).

(c) No assignment or subletting shall be made:

(i) by the legal representatives of Tenant or by any person to whom Tenant’s interest under this Lease passes by operation of law, except in compliance with the provisions of this Article and Article 11 hereof;

(ii) to any school, governmental office or agency; messenger service, personnel or employment agency; medical facility or counseling service of any kind; or to any person or entity for the conduct of a business which is not in keeping with the standards for and general character of the Building (to be determined in Landlord’s sole discretion); and

(iii) to any party which is then a tenant, subtenant, licensee, or occupant of any part of the Building.

6. “Installation Cost” shall mean the costs and expenses incurred and paid for by Tenant in performing alterations in accordance with plans and specifications approved by Landlord for its initial occupancy, as evidenced by paid receipts for materials supplied and services rendered by independent contractors.

7. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others without Landlord’s prior written consent in each instance. Similarly, in no event shall permitted assigns be permitted to sublet any portion of the demised premises or further assign this Lease without the prior written consent of Landlord.

8. Intentionally Omitted.

9. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed annual rent and additional rent due, and to become due hereunder and for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be observed and performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no further subletting (including, without limitation, any extensions or renewals of any initial sublettings) of the demised premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

10. Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions hereof, and notwithstanding the acceptance of fixed annual rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the fixed annual rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

11. Anything herein contained to the contrary notwithstanding, Landlord herewith consents to an assignment of this Lease or sublease of all or part of the demised premises to any entity which controls, is controlled by or under common control with Tenant or to any entity into or with which Tenant may be merged or consolidated or to which substantially all of its assets, stock or interests may be transferred, provided that (i) any such assignment of Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant, such assumption to be in form and substance reasonably satisfactory to Landlord and (ii), in the case of an assignment of this Lease, the net worth of the assignee, after such transaction, is equal to or greater than the greater of Tenant’s net worth on the date hereof or immediately prior to such transaction. Tenant agrees that no such assignment or subletting shall be effective unless and until Tenant gives Landlord written notice thereof, together with a true copy of the assignment or sublease.

12. Landlord hereby consents to the occupancy of a portion of the demised premises by Prepaid Media Services LLC (“Prepaid”), provided the portion of the demised premises to be occupied by Prepaid shall not be separately demised and further provided that Prepaid’s use of the demised premises shall be solely limited to the use permitted by this Lease. Tenant hereby acknowledges that such occupancy shall not be deemed to give Prepaid any right, title or interest in or to this Lease. No privity of estate is established as a result of Prepaid’s occupancy. Tenant shall be solely responsible for all acts and omissions of Prepaid during the term of this Lease and any default by Prepaid under the terms of this Lease shall be deemed to be a default by Tenant, subject to any applicable notice and cure periods as expressly provided herein.

51. ELECTRICAL AND PLUMBING SYSTEMS

When in this Lease, Tenant shall take or be required to take any action which may affect or alter the plumbing or electrical facilities or services furnished by Landlord in the Building, the demised premises, or any portion thereof, Tenant shall only be entitled to have such work performed by the Building contractor designated from time to time by Landlord, in its sole and absolute discretion, to perform such alteration and Landlord shall not be required to permit, and Tenant shall not be entitled to use, any contractor not designated as Landlord’s selected contractor.

52. EXTRA HEAT

If Tenant shall request heat for the demised premises at any time other than when Landlord is required to furnish heat as provided herein, Landlord shall furnish heat and shall be entitled to receive, as additional rent hereunder and in consideration therefor, an amount computed in accordance with Landlord’s standard Building rates from time to time (presently $200 per hour, subject to change during the term) for supplying heat. Tenant shall be required to give reasonable prior notice to Landlord in accordance with Landlord’s standard procedure if such heat is required. Payment of the additional rent shall be made within ten (10) days of Tenant being notified and billed therefor by Landlord.

53. CASUALTY DAMAGE

Anything in Article 9 to the contrary notwithstanding, in the event of damage or destruction to the demised premises by fire or other casualty (collectively, “Casualty”) then, if it is determined by Landlord’s architect or engineer that the demised premises cannot be restored to substantially its condition immediately prior to the Casualty within nine (9) months after the occurrence of the Casualty, or if the demised premises are not so restored within such nine (9) month period, or if Landlord shall not have commenced the restoration work four (4) months after the occurrence of the Casualty then, in any such circumstance, Tenant may terminate this Lease, by written notice sent to Landlord within thirty (30) days after the expiration of such nine (9) month period or of the four (4) month period if Landlord shall not have commenced the restoration work, whichever is earlier, in which event this Lease shall terminate as of the date set forth in such notice. Fixed annual rent, additional rent and all other amounts payable under this Lease shall be apportioned as of such date and the parties shall have no liability for subsequently accruing obligations hereunder, except to the extent otherwise provided herein.

54. TENANT’S CONDEMNATION CLAIM

Anything in Article 10 to the contrary notwithstanding, Tenant shall have the right to make a claim against the condemning authority for the value of its trade fixtures and business machines and equipment taken in the condemnation and for reimbursement of its resultant moving expenses provided such claim does not diminish or otherwise adversely affect Landlord’s award.

55. ACCESS TO THE DEMISED PREMISES

Supplementing the provisions of Article 13, Landlord’s right to enter the demised premises and its access thereto to make repairs and alterations and to erect and maintain pipes and conduits therein (except in the event of any emergency, in which event such right and access shall be unrestricted), shall be subject to the following conditions:

A. Landlord shall give Tenant reasonable advance notice of proposed entry or access;

B. All such pipes and conduits shall, to the extent reasonably possible, be concealed in a building standard manner;

C. Landlord shall use its reasonable efforts to effect all such repairs and alterations and erect and maintain all such pipes and conduits so as to minimize interference with Tenant’s normal business operations, but no provision hereof shall obligate Landlord to perform such work other than during normal business hours; and

D. Landlord shall retain the right to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and such work shall be performed at Landlord’s sole cost and expense. If the demised premises or the means of access thereto are materially adversely affected, such changes shall be subject to Tenant’s prior written consent, which consent shall not be unreasonably withheld provided, however, that if such change is made in compliance with any law, order or regulation of any governmental authority having jurisdiction, the New York Board of Fire Underwriters or similar organization, or any insurer of the Building and/or Landlord’s interest therein, Tenant’s consent shall not be required.

In addition to the foregoing, Landlord shall be permitted access to the demised premises for purposes of expanding the Building’s infrastructure including, but not limited to, the Building’s elevator shafts. In the event any such expansion reduces the square footage of the demised premises, Tenant will have no claim for constructive eviction but rather the rent payable by Tenant as a result of such expansion will be proportionately reduced.

56. LANDLORD’S PERFORMANCE OF TENANT’S OBLIGATIONS

If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the highest rate permitted by law, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days following rendition of a bill to Tenant therefor. The provisions of this Article shall survive the expiration or other termination of this Lease.

57. TENANT’S TAKING POSSESSION OF THE DEMISED PREMISES

Anything in Article 21 to the contrary notwithstanding, Tenant’s taking possession of the demised premises shall be conclusive evidence that the demised premises and the Building were in good and satisfactory condition at the time such possession was so taken, except as to latent defects and to any items as to which Tenant notifies Landlord within thirty (30) days after initially taking possession.

58. TENANT’S ACCESS

Tenant shall be entitled to have access to the demised premises 24 hours a day, 7 days a week, without additional charge provided, however, that Landlord shall be entitled to charge Tenant for any heating services requested by Tenant and supplied to Tenant other than during hours and on days during which Landlord has the obligation to supply such services pursuant to Articles 31 and 52 hereof. In addition, Tenant shall pay Landlord for overtime freight elevator use at the current rate on file with Landlord (presently $75.00 per hour, subject to change during the Term), plus a 15% administrative charge.

59. HOLIDAYS

Heat and/or manual elevator facilities shall not be provided on holidays deemed to be commercial building contract holidays of Local 32B-32J of Services Employees Union.

60. SQUARE FOOTAGE

Tenant does hereby acknowledge that no representations have been made by Landlord or anyone acting on behalf of Landlord as to the amount of square footage in the demised premises. Tenant has inspected the demised premises and relies upon its own judgement in computing the square footage.

61. BUILDING CODE COMPLIANCE

Following is a list of steps involved in the processing of Tenant plans which Tenant herein must comply with by engaging such firm as may be designated by Landlord from time to time to insure proper code compliance:

1. Architectural and mechanical plans are reviewed for compliance with the Building standard and New York City Building Code. Landlord hereby approves Ted Hammen as Tenant’s architect with respect to the Initial Alterations.

2. Insertion of appropriate standard Building Department notes and details.

3. Certification by a professional engineer as to compliance with the Building Code.

4. Filing plans and specifications with the Department of Buildings and processing to approval.

5. Making controlled inspection of air conditioning system, completion inspection of entire installation and filing of forms PW1, PW2, PW3, TR1 and 25A indicating proper completion of installation with the Department of Buildings.

A Tenant installation will not be considered complete until an approved Completion Certificate is filed with the Department of Buildings and an amended Certificate of Occupancy reflecting Tenant’s use of the demised premises has been obtained, which Tenant hereby agrees to obtain if required to reflect Tenant’s work or permit Tenant’s legal use of the demised premises.

In the event that Tenant is unable to obtain any required permit to perform an alteration as a result of an existing violation against the Building, provided Tenant, its agents, employees or contractors did not cause such violation, Landlord agrees to use commercially reasonable efforts to remove such violation in order to allow Tenant to obtain the required permit and Tenant’s obligation to pay fixed annual rent and additional rent shall cease until such time as such violation has been removed by Landlord.

62. FLAMMABLE MATERIALS

Neither Tenant nor any of Tenant’s servants, employees, agents, visitors or licensees shall bring, keep or use in or upon the demised premises or the Building, any solvent having a flash point below 110°F, nor shall any liquid which emits volatile vapors below the temperature of 100°F be brought, kept or used in or upon the demised premises or the Building, except as follows:

A. The process using such liquids shall be conducted in a room of fire resistant construction, as the same is or may hereafter be defined by the Fire Insurance Rating Organization;

B. If more than one but not more than two gallons of such liquids are kept on the demised premises, they shall be stored in safety cans. If more than two but less than ten gallons of such liquids are kept on the demised premises, they must be stored in safety cans and kept in a cabinet constructed by Tenant in a manner approved by the Fire Insurance Rating Organization. Reasonable amounts in excess of ten gallons may be kept provided they are stored in a vault constructed by Tenant in a manner approved by said Organization; and

C. Any use or storage of such liquids shall at all times be in accordance with the requirements of the Fire Department, Board of Fire Underwriters and the Fire Insurance Rating Organization.

A breach of the aforesaid regulations shall be deemed a default of this Lease under Article 17 hereof.

63. SECURITY

Tenant has deposited with Landlord the sum of $161,490.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.

It is agreed that in the event Tenant defaults, beyond any applicable notice and cure periods, in respect of any of the terms, provisions and conditions of this Lease, including but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum which Landlord may expend or may be required to expend by reason of Tenant’s default, beyond any applicable notice and cure periods, in respect of any of the terms, covenants and conditions of this Lease including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant promptly after (a) the date fixed as the end of the Lease and (b) delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Land and Building or leasing of the Building, Landlord shall transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

All interest and/or dividends accruing on the security deposited, whether in cash or otherwise as aforesaid, shall remain Tenant’s property (less standard annual management charge of 1%) and, provided Tenant is not in default in the performance of the terms, conditions and covenants of this Lease, shall be paid to Tenant at the expiration of the term hereof. Landlord agrees to deposit the security in an interest bearing account.

Notwithstanding anything herein to the contrary, Tenant may, during the term hereof, substitute the cash security described above with a letter of credit (the “Letter of Credit”) issued in favor of Landlord in the sum of $161,490.00. Any Letter of Credit delivered by Tenant shall be an irrevocable commercial Letter of Credit, such Letter of Credit to be in form and substance reasonably satisfactory to Landlord, and issued by a member bank of the New York Clearing House Association reasonably acceptable to Landlord, or issued by such other bank with assets and reserves substantially equivalent to any of such member banks and reasonably acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sight-draft, without presentation of any other documents, statements or authorizations, which Letter of Credit shall provide (1) for the continuance of such Letter of Credit for the period of at least one (1) year from the date hereof, (ii) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least thirty (30) days beyond the expiration date of this Lease) unless such bank gives Landlord and Landlord’s counsel notice of its intention not to renew such Letter of Credit, not less than 45 days prior to the initial or any future expiration date of such Letter of Credit and (iii) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such Letter of Credit and hold and apply the proceeds thereof in accordance with the provisions of this Article and this Lease. Each Letter of Credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, and in the event that (x) any default by Tenant beyond any applicable notice and cure periods occurs under this Lease, or (y) Landlord transfers its right, title and interest under this Lease to a third party and, after fifteen (15) days notice from Landlord, the bank issuing such Letter of Credit does not consent to the transfer of such Letter of Credit to such third party, or (z) notice is given by the bank issuing such Letter of Credit that it does not intend to renew the same, as above provided, and a substitute Letter of Credit in form and substance satisfactory to Landlord and otherwise complying with the terms of this Article is not received by Landlord within fifteen (15) days after such notice is given, then, in any such event, Landlord may draw on such Letter of Credit, and the proceeds of such Letter of Credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article and this Lease.

64. EXTERMINATION

Tenant, at its sole cost and expense, shall maintain such extermination services as are reasonably necessary to keep the demised premises free of pests and vermin at all times.

65. ODORS

Tenant shall not cause or permit any unusual or objectionable odors, by-products or waste material to permeate from the demised premises. Tenant covenants that it will hold Landlord harmless against all claims, damages or causes of action for damages arising after the commencement of the term of this Lease and will indemnify Landlord for all such suits, orders or decrees and judgments entered therein, resulting from the use of said unusual or objectionable odors, by-products or waste material in the demised premises, and, in addition, Tenant covenants to pay any reasonable attorneys’ fees and other legal expenses made necessary in connection with any claim or suit as aforesaid, all provided, however, that Tenant is given immediate written notice thereof with the opportunity to defend by attorneys of its designation (which attorneys are reasonably acceptable to Landlord) and that Landlord cooperates in said defense (but at no cost to Landlord).

For the purpose of eliminating any such odors, waste material or by-products, Tenant may erect and maintain such facilities and appurtenances as may be reasonably necessary to eliminate any such odors, by-products or waste materials. All such facilities or appurtenances shall be erected at Tenant’s sole cost and expense, shall be in accordance with applicable laws, orders and regulations of all governmental authorities and the New York Board of Fire underwriters as set forth in Article 6 of this Lease, and shall be subject to Landlord’s reasonable approval.

66. FLOOR LOADS

Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Tenant agrees to position all machines, safes, business machines, printing equipment or other mechanical equipment in such locations as to minimize noise and vibration emanating therefrom. All of such installations shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient, in Landlord’s sole judgment, to absorb and prevent vibration, noise and annoyance to other tenants in the Building.

All of such machines and/or equipment installed by Tenant in the demised premises shall not at any time be in violation of existing laws affecting the demised premises or in violation of the Certificate of Occupancy issued for the Building.

67. LANDLORD’S COSTS BY TENANT’S DEFAULTS

If Landlord, as a result of a default by Tenant of any of the provisions of this Lease, including the covenants to pay rent and/or additional rent, makes any expenditure or incurs any obligations for the payment of money including, but not limited to, reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations so incurred with interest (at the prime rate then being charged by Citibank, N.A. plus five (5%) percent) and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor, and if any expenditure is incurred in collecting such obligations, such sum shall also be recoverable by Landlord as additional damages.

68. LOBBY ATTENDANT

For the purpose of maintaining lobby attendant service in the passenger lobby of the Building, Tenant agrees to pay to Landlord a sum equal to 4.9% of Landlord’s total cost of maintaining such lobby attendant service. This sum shall be payable as additional rent due under this Lease. As the cost of maintaining such lobby attendant shall increase or decrease, so shall the above mentioned charge be adjusted proportionate to the increase or decrease in the total cost of maintaining such lobby attendant service. Notwithstanding the foregoing, nothing contained herein shall be deemed to obligate Landlord to provide lobby attendant service in the Building.

69. PLATE GLASS

Tenant, at its own cost and expense, shall replace all damaged or broken plate glass or other glass in or about the demised premises to the extent such damage is caused by or due to the negligence or willful misconduct of Tenant, its agents, employees and contractors.

70. BROKER

Each party warrants that it has dealt with no real estate broker other than Cushman & Wakefield, Inc. and ABS Partners Real Estate, LLC (collectively, the “Broker”), in negotiating this Lease and hereby agrees to indemnify and hold harmless the other party in the event that any claims for a brokerage commission are made against such other party by any party other than the Broker. In addition to the foregoing, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any claims made by the Broker against Tenant for a commission or other compensation in connection with this Lease. This provision shall survive the expiration or sooner termination of this Lease. Landlord agrees to pay any commission or other compensation due Broker pursuant to a separate agreement.

71. SUBORDINATION AND ATTORNMENT

Supplementing Article 7 hereof:

(a) This Lease, and all rights of Tenant under it, are subordinate and subject to all present and future ground, master or operating leases of the Land and the Building and any and all present and future mortgages, security interests or other security documents upon or affecting the Land and the Building and to all advances thereunder and all renewals, replacements, modifications, amendments, consolidations and extensions thereof (all of the foregoing, collectively, the “Senior Interests”, and the holders of Senior Interests, collectively, “Senior Interest Holders”), unless any Senior Interest Holder elects, by written notice to Tenant, that this Lease shall be superior to its lease or mortgage. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall, within twenty (20) days of demand therefor, execute, acknowledge and deliver any instrument that Landlord, any Senior Interest Holder or any of their respective successors in interest may (in the form required by the Senior Interest Holder requesting the same) reasonably request to evidence such subordination.

(b) Any Senior Interest Holder who succeeds to the rights of Landlord under this Lease is sometimes referred to herein as a “Successor Landlord”. Tenant acknowledges and agrees that, upon a Successor Landlord’s succession to the rights of Landlord under this Lease, Tenant shall, at the option of such Successor Landlord, fully and completely attorn to and recognize the Successor Landlord as Tenant’s landlord hereunder and shall promptly execute and deliver to such Successor Landlord any additional instrument that such Successor Landlord may request to evidence such attornment. Upon attornment, this Lease shall continue in full force and effect as a direct lease between Tenant and the Successor Landlord upon all of the terms, covenants and conditions contained herein except that the Successor Landlord shall not be: (a) liable for any previous act or omission of Landlord under this Lease, (b) subject to any offset which had accrued to Tenant against any prior Landlord, (c) obligated to complete any construction of the Building or the demised premises, (d) obligated to make any payment to or on behalf of Tenant, (e) required to account for any security deposit except to the extent of any security deposit actually delivered to the Successor Landlord, or (f) bound by any previous modification of this Lease or by any prepayment of more than one month’s fixed annual rent or additional rent unless such modification or prepayment was expressly approved in writing by the Successor Landlord. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by a Senior Interest Holder.

72. USE AND OCCUPANCY

Supplementing Article 2 hereof:

(a) Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and any bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the demised premises solely for general offices and for no other purpose.

(b) Tenant covenants that Tenant will (i) not use or suffer or permit any person to use the demised premises for any purpose not permitted herein, including any unlawful purpose and (ii) obtain and maintain at Tenant’s sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction of the demised premises which may be necessary for the conduct of Tenant’s business therein. Tenant further covenants to comply with all applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the demised premises for the purpose set forth herein. Tenant indemnifies and saves Landlord harmless from and against any claims, penalties, loss, damage, cost or expense imposed by reason of a violation of any applicable law or the rules and regulations of governmental authorities having jurisdiction thereof relating to Tenant’s use and occupancy of the demised premises, such indemnity and hold harmless to survive the expiration or sooner termination of this Lease.

73. AIR CONDITIONING

Tenant agrees that the payment for cost of electric power consumed by the air conditioning system shall be the responsibility of Tenant.

During the term of this Lease, the existing air conditioning system, if any, shall be owned by Landlord and shall be surrendered to Landlord at the expiration or sooner termination of this Lease in good working condition, reasonable wear and tear and damage caused by fire or other casualty excepted. Tenant agrees to maintain the system and provide periodic service thereto but not less than once per year and at its sole cost and expense make replacements of parts to the air conditioning unit as they may become necessary during the term of this Lease. Landlord hereby agrees that Landlord shall be responsible to make any repair to the air-conditioning system if and to the extent such repair is required as a result of the willful misconduct of Landlord.

If any permit or license shall be required for the operation of any air conditioning unit in or serving the demised premises, Landlord shall have the option, but not the obligation, of obtaining the same on Tenant’s behalf and at Tenant’s expense or, by written notice to Tenant, requiring Tenant, at Tenant’s expense, to obtain and maintain any such permit or license.

Tenant acknowledges and agrees that it will not be permitted to install window based air conditioning units in or upon the demised premises during the term hereof.

74. HOLDING OVER

If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term of or constitute a renewal of this Lease, but such holding shall be upon the covenants and conditions herein set forth, except that the charge for use and occupancy of the demised premises for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) that Tenant so holds over shall be equal to the sum of:

(a) 1/12 of the highest annual rent rate set forth in this Lease, times 2.0, plus

(b) 1/12 of the net increase, if any, in fixed annual rent due solely to increase in the cost of the value of electric service furnished to the demised premises in effect on the last day of the term of this Lease, plus

(c) 1/12 of all other items of annual additional rent (including, but not limited to, real estate tax escalations), which annual additional rent would have been payable pursuant to this Lease had this Lease not expired, plus

(d) those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this Lease, had this Lease not expired, which total sum Tenant agrees to pay to Landlord within ten (10) days following demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant’s failure to vacate the demised premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

75. SIGNAGE

Tenant shall be allowed a number of listings in the Building lobby directory proportionate to the space it is leasing hereunder, for which it agrees to pay to Landlord a one time charge which shall not exceed Landlord’s cost, per listing requested. No other signs or advertising of any kind will be permitted in the Building lobby.

Tenant will be permitted to display upon the entrance door to the demised premises a sign of size, material and design subject to Building standard. Tenant further agrees to submit the text and design of such door sign to Landlord for Landlord’s reasonable approval. Upon approval by Landlord, Landlord shall cause such sign to be prepared and installed, the cost for which Tenant agrees to reimburse Landlord within five (5) days of receipt of request by Landlord for payment.

Landlord reserves right to change Building standard from time to time and to change the signs and listings to comply with the Building standard. In no instance will Tenant be permitted to display any signs or advertising in the windows of the Building.

76. ELECTRIC CURRENT

If Landlord elects to supply electric current to the demised premises, Tenant agrees that electric current will be supplied by Landlord on a submeter basis, and Tenant will pay Landlord for the electric current, based on consumption as measured by such submeter, an amount or amounts set by Landlord but not exceeding rates in the Service Classification No. 4 of Consolidated Edison Company of New York, Inc. (or any successor rate schedule) in effect August 1970. Landlord at its option may, however, increase the additional rent charged for supplying electricity to the demised premises based upon changes, occurring subsequent to that date, in the method, rates or manner by which Landlord thereafter purchases electricity for the Building of which the demised premises are a part. Such increases in the additional rent charged for electricity shall be determined by a comparison to the nearest full percentage of the average cost per kilowatt hour to Landlord at the rate in effect at which Landlord purchased electricity prior to such changes and the rate under which Landlord will purchase electricity after such changes. Average cost per kilowatt hour is defined as including energy charges, demand charges, fuel adjustment charges, rate adjustment charges, sales taxes where applicable and/or any other factors used by the public utility in computing its charges to the Landlord applied to the kilowatt hours purchased by Landlord during a given bill period. Where more than one meter measures the service of Tenant, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as additional rent. In the event that such bills are not paid within twenty-five (25) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

Landlord shall not in any wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. In the event that in the Landlord’s sole judgment, exercised in good faith, the Tenant’s electrical requirements necessitate the installation of an additional riser, risers or other proper and necessary equipment in connection with the Tenant’s electrical requirements, the same shall be installed by the Landlord at the Tenant’s sole expense. Rigid conduit only will be allowed. Tenant agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. It is further agreed by Tenant that all the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by Tenant to Landlord within twenty-five (25) days after rendition of any bill or statement to Tenant therefor. Landlord may discontinue any of the aforesaid services upon ninety (90) days notice to Tenant without being liable to Tenant therefor, or without in any way affecting this Lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance or if Tenant at any time so elects, Landlord shall permit Tenant to receive such service direct from said public utility corporation upon condition that the Tenant shall at its sole expense entirely segregate the Tenant’s electric system so that the same is in no way dependent upon or connected to the circuits or distribution facilities of Landlord or any other tenant and that upon vacating the demised premises, Tenant will restore same at its sole expense to the condition existing immediately prior to such segregation. Tenant shall make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of the Landlord in each instance, which consent will not be unreasonably withheld.

Tenant will comply with the General Rules, Regulations, Terms and Conditions applicable to Service, Equipment, Wiring and Changes in Requirements in accordance with the requirements of the public utility supplying electricity to the Building. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord.

In the event of Landlord’s notice of discontinuance of electric service, Tenant shall secure electric service directly from the public utility, and provided Tenant is not in default of this Lease beyond any applicable grace periods, Landlord shall not move to discontinue service until such direct service is obtained, provided, however, that Tenant uses due diligence in applying for such service and in installing any risers, feeders or lines which may be required.

77. EFFECT OF GOVERNMENTAL LIMITATION ON RENTS AND OTHER CHARGES

If any law, decision, order, rule or regulation (collectively called “Limiting Law”) of any governmental authority shall have the effect of limiting for any period of time the amount of rent or other amounts payable by Tenant to any amount less than the amount required by this Lease, then:

A. throughout the period of limitation, Tenant shall remain liable for the maximum amount of rent and other amounts which are legally payable; and

B. when the period of limitation ends, or if the Limiting Law is repealed, or following any order or ruling that substantially restrains or prohibits enforcement of the Limiting Law,

Tenant shall pay to Landlord, within ten (10) days following demand (to the extent that payment of such amounts is not prohibited by law), all amounts that would have been due from Tenant to Landlord during the period of limitation but which were not paid because of the Limiting Law; and thereafter Tenant shall pay to Landlord rent and all other amounts due pursuant to this Lease, all calculated as though there had been no intervening period of limitation.

78. LATE PAYMENTS

Tenant acknowledges that monthly fixed rent and additional rent payments are due on or before the first (1st) day of each month. Tenant shall herein be permitted to make such payments up to the fifth (5th) day of each month without additional charge. In the event that Tenant fails to make such payments of any portion of rents due by the fifth (5th) day of each month, Landlord shall, for each lateness after the first occurrence, be permitted to charge Tenant, as additional rent, the sum of $900.00 as liquidated damages and not as a penalty, which Tenant agrees to pay within fifteen (15) days of receipt of invoice.

79. FURTHER PROVISIONS AS TO DEFAULT

All sums of money, other than the fixed annual rent reserved in this Lease, which shall become due from and payable by Tenant to Landlord hereunder, shall constitute additional rent, the default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent.

If Tenant is late in making any payments due to Landlord from Tenant under this Lease for thirty (30) or more days, then interest shall become due and owing to Landlord on such payment from the date thirty (30) days after which it was due, which interest shall be computed at the following rates:

(i) for an individual or partnership tenant, computed at the maximum lawful rate of interest;

(ii) for a corporate tenant, computed at the rate of two and 00/100 (2.00%) percent per month, but in no event in excess of the maximum lawful rate of interest chargeable to corporations in the State of New York.

Bills for any expenses incurred by Landlord in connection with any performance by it for the account of Tenant after a default hereunder beyond the applicable grace or cure period following notice, and bills for all actual out-of-pocket costs, expenses and disbursements of every kind and nature whatsoever including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the fixed annual rent or any additional rent or any part thereof, enforcing or endeavoring to enforce any rights against Tenant or any of Tenant’s obligations against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided, furnished, or rendered, by Landlord at Tenant’s instance to or for the benefit of Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable in accordance with the terms of such bills.

80. CONDITION OF DEMISED PREMISES

Tenant acknowledges that it has made or been given the opportunity to make a thorough examination and inspection of the demised premises. Tenant agrees that it is entering into this Lease without any representations or warranties by Landlord, its employees, agents, representatives or servants or any other person as to the condition of the demised premises or the appurtenances thereof or any improvements therein or thereon, or any other matters pertinent thereto or to this Lease, except to the extent specifically set forth herein. Tenant agrees to accept the demised premises in “as is” condition at the time possession is given to Tenant, without requiring any alterations, improvements, repairs or decorations to be made by Landlord or at Landlord’s expense, provided, however, that Landlord agrees to perform the following work (“Landlord’s Work”) in the demised premises at Landlord’s sole expense: (a) deliver an existing air-cooled package A/C unit in working order, but without duct work, (b) deliver an ACP-5 with respect to the demised premises, and (c) purchase and install new building standard windows throughout the demised premises. In addition to the foregoing, Tenant shall be entitled to an additional credit of up to $1,000 against fixed annual rent due hereunder, which credit is to be applied upon Landlord’s receipt of paid invoices evidencing Tenant’s cost of curing the noise issue related to the air-conditioning unit and upon Landlord’s payment thereof, Landlord shall no longer have any liability or responsibility with respect to such noise issue.

With respect to Landlord’s Work, Tenant hereby acknowledges and agrees that Landlord shall use commercially reasonable efforts to complete same as soon as practical under the circumstances (which may be subsequent to the Commencement Date) and such work shall be performed simultaneously with Tenant’s performance of the Initial Alterations and the scheduling thereof shall be determined by Landlord and Tenant in accordance with good construction practices. Tenant further agrees that it shall make no claim against Landlord, and this Lease shall not be affected in any manner whatsoever in the event the performance of Landlord’s Work shall interfere with or otherwise delay the performance of the Initial Alterations by Tenant.

81. TERM AND RENT

(a) The term of this Lease shall commence on December 1, 2006 (the “Commencement Date”) and shall expire on April 30, 2012 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof or by law. Tenant covenants and agrees that if permission is given to Tenant to enter into possession of all or any portion of the demised premises prior to the Commencement Date, then Tenant shall pay all charges for electricity and lighting attributable to the demised premises which are payable by Tenant hereunder from the date upon which the demised premises are delivered to Tenant. Any such charges which may be paid by Landlord shall be reimbursed to Landlord by Tenant within ten (10) days of rendition of a bill therefor. In addition, from such date of delivery through and including the Commencement Date, Tenant shall perform all of its obligations hereunder (other than the obligation to pay fixed annual rent) including, without limitation, its indemnity and insurance obligations.

(b) Beginning on the Commencement Date and continuing thereafter throughout the term hereof, Tenant shall pay to Landlord, without notice, demand, reduction or set-off, fixed annual rent in the amount of $215,320.00 per annum ($17,943.33 per month) on the first day of each calendar month during such period.

(c) Beginning on the Commencement Date, Tenant shall pay to Landlord as additional rent all sums payable by Tenant under the provisions of this Lease other than fixed annual rent including, without limitation, all interest that may accrue thereon in the event of Tenant’s failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease, all of which shall be due and payable within twenty (20) days of demand therefor unless another time is expressly provided for in this Lease. Landlord shall have the same remedies for failure to pay additional rent as for non-payment of fixed annual rent.

(d) Tenant shall pay the fixed annual rent and additional rent when due, without notice or demand, and without any abatement, deduction or set-off, except for any notices, demands, abatements, deductions or set-offs expressly provided for elsewhere in this Lease. Tenant shall pay such amounts to Landlord in lawful money of the United States by check or other method of payment so that in any case the funds are “available” on the due date for payment thereof at the address of Landlord or such other place Landlord may designate by notice to Tenant.

(e) The rent payable for any portion of a calendar month included in the term shall be prorated in the ratio that the number of days in such portion bears to the actual number of days in such month.

(f) The first monthly installment of Rent payable hereunder shall be paid upon Tenant’s execution and delivery of this Lease.

(g) If Landlord is unable to deliver vacant possession of the Demised Premises on or before December 1, 2006, then the Commencement Date and the Expiration Date shall each be extended on a day-for-day basis and all fixed annual rent and additional rent shall be abated as provided in Article 24 hereof until Landlord delivers vacant possession of the demised premises to Tenant. Notwithstanding the foregoing, if the Commencement Date shall occur on a day other than the first day of a month, the Expiration Date shall be deemed to be the last day of the month in which occurs the sixty-fifth (65th) month anniversary of the Commencement Date.

(h) In the event Landlord is unable to deliver vacant possession of the demised premises on or before March 1, 2007, Tenant shall have the option to terminate this Lease by written notice to Landlord, with copies of such notice sent as required by Article 91, which notice must be given on or before March 9, 2007 (time being of the essence with respect to the giving of such notice). Upon the giving of such notice, if Landlord shall not deliver vacant possession of the demised premises on or before March 15, 2007, then this Lease shall cease and terminate and shall be of no further force and effect, following which the parties herein shall have no further liability or obligations under this Lease, except as otherwise provided herein.

82. INDEMNIFICATION

Except to the extent caused by the negligence or willful acts of Landlord, its agents, contractors or employees, Tenant shall defend, indemnify and hold harmless Landlord, its agents, officers, directors, shareholders, partners, members and principals (whether disclosed or undisclosed) (hereinafter the “Landlord Parties”) from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys’ fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the demised premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the term hereof; (d) any accident, injury or damage occurring in or about the demised premises during the term hereof; (e) the performance by Tenant of any alteration in the demised premises including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration; and (f) any mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, Tenant, or any person claiming through or under Tenant. If any claim, action or proceeding is brought against any of the Landlord Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Landlord and the indemnified person or entity. This Article shall survive the expiration or sooner termination of this Lease.

83. INTENTIONALLY DELETED

84. LANDLORD’S APPROVALS

Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, and Landlord shall require the expert opinion of Landlord’s counsel, architect or in-house construction personnel of Landlord’s managing agent as to the form or substance thereof, Tenant agrees to pay the reasonable fee of, or cost or expense attributable to, such architect, counsel and/or construction personnel for reviewing the said plan, agreement or document.

85. DEFAULT IN THE PAYMENT OF RENT

Notwithstanding any provisions contained herein to the contrary, and without waiving Landlord’s right to commence summary eviction proceedings for non-payment of rent, Landlord, at Landlord’s sole discretion, shall have the option of exercising the provisions of this paragraph. In the event Tenant defaults in fulfilling the covenant to make timely payment of rent in any month, it being understood that rent is due in advance on the first day of each month, Landlord may send Tenant three (3) days’ notice in writing as required by law specifying a default in the payment of rent and upon expiration of said three (3) days, if Tenant shall have failed to make payment of the rent and thereby remedy the default, then Landlord may send to Tenant a written three (3) days’ notice by certified mail of cancellation of this Lease, and upon expiration of said three (3) days, this Lease and the term hereof shall end and fully expire as completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Landlord. The effective date of each notice heretofore referred to shall be the date of mailing, regardless of the date received by Tenant. The inclusion of the provisions of this Article represent a significant inducement for Landlord to enter into this Lease.

86. ENVIRONMENTAL COMPLIANCE

(a) (i) Tenant shall comply with all federal, state and local environmental protection and regulatory laws applicable to the demised premises.

(ii) Tenant shall not use, generate, manufacture, store or dispose of any Hazardous Substance on, under or about the demised premises or the Building nor transport any Hazardous Substance thereto, except chemicals customarily used in ordinary cleaning activities and ordinary office supplies. Tenant shall immediately advise Landlord, in writing, of any and all enforcement, clean-up, remediation, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable laws relating to any Hazardous Substances and all claims, made or threatened by any person (including a governmental authority) against the demised premises, Tenant or Landlord relating to any damage, injury, costs, remedial action or cost recovery compensation arising out of or due to the existence of any Hazardous Substance in or about the demised premises or the Building.

(b) Tenant shall remove all Hazardous Substances from the demised premises upon the expiration or earlier termination of the term of this Lease, but only to the extent such Hazardous Substances were used, generated or otherwise brought into the demised premises by Tenant, its employees, agents, contractors, guests or visitors.

(c) Tenant shall defend, indemnify and hold Landlord harmless from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, awards, fines, penalties, costs (including legal, engineers’, experts’, investigatory and consulting fees), damages, remediation activities and clean-up costs, liens, and all other liabilities incurred by Landlord whenever incurred, arising out of the negligence or willful misconduct of Tenant, its employees, agents, contractors, guests or visitors resulting in (1) the existence or presence (or alleged, existence or presence by someone other than Landlord) in or about the Building of any Hazardous Substance or the release of any Hazardous Substance into the environment; (2) any personal injury or property damage resulting from any Hazardous Substance in or about the demised premises or the Building; (3) the violation of any federal, state or municipal environmental protection or regulatory law in or about the demised premises or the Building; or (4) the commencement or prosecution of any judicial or administrative procedure arising out of any claims under any federal, state or municipal environmental protection or regulatory law or common law cause of action in which Landlord is named a party or in which it may intervene. The obligations of Tenant under this paragraph (c) shall survive the expiration or earlier termination of the term hereof.

(d) “Hazardous Substance” means any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., as any of the foregoing may be amended or superseded; oil; petroleum product, derivative, compound or mixture; mineral, including asbestos; chemical; gas; medical waste; polychlorinated biphenyls (pcb’s); methane; radon; radioactive material; volatile hydrocarbons; or other material, whether naturally occurring, man-made or the by-product of any process, which is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety; or any other substance the existence of which on or at any property would be the basis for a claim for damages, clean-up costs or remediation costs, fine, penalty or lien under any federal, state or municipal environmental protection or regulatory law or applicable common law.

87. COUNTERCLAIMS OR OFFSETS

Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim (other than mandatory counterclaims) or offset of whatever nature or description in any proceeding or action which may be instituted by Landlord against Tenant to recover possession of the demised premises, for the collection of fixed annual rent, additional rent, other charges or for damages, or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the demised premises. This clause, as well as the “Waiver of Trial by Jury” provision of this Lease, shall survive the termination or any cancellation of the term hereof.

88. PORNOGRAPHIC USES PROHIBITED

Tenant agrees that the value of the Building and the demised premises and the reputation of Landlord will be seriously injured if the demised premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material in the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances in the demised premises, nor permit use of the demised premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a “massage parlor”. Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a substantial breach of the terms of this Lease, thereby entitling Landlord to employ the remedies available to it arising from a default by Tenant hereunder. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in New York State Penal Law §235.00.

89. DISTURBANCES

Tenant agrees not to cause, suffer or permit the demised premises or any use thereof or therein to constitute a public or private nuisance or otherwise unreasonably to interfere with or disturb the safety, comfort or enjoyment of the Building by the other tenants and occupants thereof. Tenant understands and agrees that Tenant may not make any offensive or loud obnoxious noises, vibrations, pulsating sounds, excessive light, etc. Tenant understands and agrees that if the noises, vibrations, pulsating sounds, excessive light, etc. emanating from the demised premises as a result of any activities from the demised premises are unreasonably loud or offensive, that shall be deemed a violation of a substantial obligation of Tenant’s tenancy and entitle Landlord, pursuant to the terms of this Lease, to invoke the default provisions herein and seek a termination of this Lease as a result thereof.

Specifically, Tenant shall use reasonable efforts to ensure that its employees, officers and members shall not in any manner or form congregate in front of or around the Building and engage in any rallies, protests, strikes or any other group organization in front of and around the Building. Tenant acknowledges and agrees that its employees, officers and members shall not interfere in any manner or form with the other tenants in the Building.

90. FORCE MAJEURE

Landlord shall have no liability whatsoever to Tenant on account of the inability of Landlord to timely fulfill any of Landlord’s obligations under this Lease by reason of any strike, lockout or other labor trouble; inability to obtain labor, materials, oil or other suitable fuel or reasonable substitutes therefor or the failure of the supply of any thereof; acts of God, fire or other casualty; governmental preemption of priorities or other controls in connection with a public emergency; governmental restrictions or requirements of laws; or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control (the foregoing events are collectively referred to as “Force Majeure”). If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord’s performance caused by any of the events of Force Majeure. Similarly, Tenant shall have no liability whatsoever to Landlord on account of the inability of Tenant to timely fulfill any of Tenant’s obligations under this Lease by reason of any events of Force Majeure provided, however, Tenant shall under no circumstances fail or refuse to pay any installments of fixed annual rent or any additional rent or claim it is prevented or precluded from paying any installments of fixed annual rent or any additional rent due hereunder as a result of events of Force Majeure, nor claim Force Majeure as a defense to any demand of Landlord or action instigated by Landlord resulting from Tenant’s failure to comply with any of its monetary obligations hereunder.

91. NOTICES

Notwithstanding anything contained to the contrary herein, any notice to Landlord shall be sent to:

162 Fifth Avenue Associates LLC

c/o ABS Partners Real Estate, LLC

200 Park Avenue South

New York, New York 10003

Attention: Mr. Gregg Schenker

with a copy sent simultaneously and in a like manner to:

Lawrence B. Simon, Esq.

Morrison Cohen LLP

909 Third Avenue

New York, New York 10022

and to Tenant at the address set forth on the first page of this Lease if prior to the Commencement Date, and following the Commencement Date at:

Antigenics, Inc.

162 Fifth Avenue

Suite 902

New York, New York 10010

Attention: Chief Executive Officer

with a copy sent simultaneously and in a like manner to:

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421

Attention: Legal Department

92. GOVERNING LAW

(a) The parties agree that the State of New York has a substantial relationship to the parties and to the underlying transactions embodied in this Lease. In connection with this Lease, all matters of construction, validity, enforcement and performance and the obligations arising under this Lease shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly within such State, without giving effect to the principles of conflicts of law of such jurisdiction. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Lease and this Lease shall be governed and construed in accordance with the laws of the State of New York as aforesaid pursuant to Section 5-1401 of the New York General Obligations Law.

(b) To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the parties arising out of or relating to this Lease shall be instituted in a federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Landlord and Tenant each hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Landlord and Tenant hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

93. FUTURE CONDOMINIUM CONVERSION

Tenant acknowledges that the Building and the land of which the demised premises form a part may be subjected to the condominium form of ownership prior to the end of the term of this Lease. Tenant agrees that if, at any time during the Term, the Building and the land shall be subjected to the condominium form of ownership, then, provided Tenant’s rights and liabilities hereunder are not materially adversely affected thereby, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the land of which the demised premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate Taxes payable during the Base Tax Year and The Percentage, as such terms are defined in Article 47 of the Lease.

94. RENT CREDIT

Tenant shall perform its initial work in the demised premises (the “Initial Alterations”) in accordance with plans and specifications delivered to and approved by Landlord and in accordance with the applicable provisions of this Lease including, but not limited to, the following provisions:

(a) Provided Tenant is not in default under the terms and conditions of this Lease, Tenant shall be entitled to a credit against the fixed annual rent in the amount of $35,886.66 which shall be applied against the first two (2) months following the Commencement Date. In addition to the foregoing credit, provided that within six (6) months following the Commencement Date (time being of the essence with respect to such date), Tenant (i) delivers to Landlord evidence reasonably satisfactory to Landlord that Tenant has spent no less than $188,405.00 on the “hard” costs of the Initial Alterations (i.e., not including the fees of architects and engineers or cost attributable to obtaining licenses and permits (provided, however, that of such amount, up to fifteen (15%) percent can be used for such “soft” costs)), and (ii) Landlord receives the items set forth in (b) below, Tenant shall be entitled to an additional credit against fixed annual rent in the amount of $53,829.99, which additional credit shall be applied against the first three (3) months of the term of this Lease following the calendar month in which Tenant both achieves substantial completion of the Initial Alterations and complies with (i) and (ii) above. If the term of this Lease is terminated prior to its stated expiration date for any reason not the result of Landlord’s default, then in addition to all other damages and remedies herein provided and provided by law for Landlord, Landlord shall be entitled to the return of the total amount of the rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent due and owing prior to such termination of the term hereof. The obligation of Tenant to pay such additional rent to Landlord shall survive the termination of the term of this Lease.

(b) Within thirty (30) days after completion of the Initial Alterations, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith, and a certificate from Tenant’s independent architect certifying that (i) in his opinion the Initial Alterations have been performed in a good and workerlike manner and completed in accordance with the final detailed plans and specifications for such Initial Alterations as approved by Landlord and (ii) all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date. Notwithstanding the foregoing, Tenant shall not be required to deliver to Landlord any general release or waiver of lien if Tenant shall be disputing in good faith the payment which would otherwise entitle Tenant to such release or waiver, provided that Tenant shall keep Landlord advised in a timely fashion of the status of such dispute and the basis therefor and Tenant shall deliver to Landlord the general release or waiver of lien when the dispute is settled. Nothing contained herein, however, shall relieve Tenant from complying with the applicable provisions of this Lease regarding liens placed on the Building.

(c) With respect to the Initial Alterations only, Landlord hereby consents to the following contractors, provided Tenant provides evidence that such contractors comply with the requirements of Article 49 hereof and have the insurance coverage as specifically required by Article 49:

(i) Robert Hindman, Inc.

(ii) Atlas-Acon Electric Service

(iii) National Acoustics, Inc.

(iv) Geoffrey A. Lagas & Associates, Inc.

(v) AMF Mechanical Systems Corp.

(vi) T.F. Nugent, Inc.

(vii) Liberty Contracting Corp.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the day and year first above written.

162 FIFTH AVENUE ASSOCIATES, LLC (“Landlord”) By: ABS Partners Real Estate, LLC, as Agent

By:	/s/ Earl S. Altman

ANTIGENICS, INC.

By:	/s/ Garo Armen
Garo Armen, Chief Executive Officer

EXHIBIT A

[graphic showing the leased premises omitted, not material to investors]

EXHIBIT B

NOTICE TO CONTRACTORS AND SUBCONTRACTORS WHO HAVE BEEN CONTRACTED BY ANTIGENICS, INC. (THE “TENANT”) TO WORK ON THE SPACE LEASED BY TENANT (THE “PREMISES”) AT 162 FIFTH AVENUE, NEW YORK, NEW YORK (THE “BUILDING”).

You are hereby notified that the work you have been hired to perform at the Building is solely for the benefit of the Tenant. The Owner and Landlord of the Building, 162 Fifth Avenue Associates LLC (the “Owner”), shall only consent to work on the Premises in accordance with and pursuant to the terms of its lease (the “Lease”) with the Tenant. The Lease contains the following relevant limitations of the Tenant, among others:

Tenant shall not create or permit to be created any lien, encumbrance or charge upon the demised premises or any part thereof or the income therefrom, or any assets of Landlord, and Tenant in no event shall suffer any other matter or thing whereby the estate, rights and interest of Landlord in the demised premises or the Building, or any part thereof, or any assets of Landlord, might be impaired.

Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the demised premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the demised premises or the Building or any part thereof or any assets of Landlord. Notice is hereby given, and Tenant shall deliver written notice, in the form of this Exhibit, to all contractors at the demised premises prior to the performance of any work therein so stating, that Landlord shall not be liable for any work performed or to be performed at the demised premises for Tenant or for any materials furnished or to be furnished at the demised premises for any of the foregoing, and that no mechanic’s or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the demised premises or the Building or any asset of Landlord. As a condition to Landlord’s consent to any alteration, such notice shall be acknowledged by Tenant and any contractor, subcontractor, laborer or materialman and such acknowledged notice shall be delivered to Landlord.

The Owner’s consent to this work is not intended to constitute consent within the meaning of Section 3 of the New York Lien Law. Please take further notice that the Owner has not been an affirmative factor in procuring your labor, materials and services, does not intend to reap any benefit from your labor, materials or services, and accordingly has no obligation whatsoever to pay for your labor, materials or services for your work at the Premises.

All improvements which you make to the Premises are solely for the Tenant’s benefit and at the Tenant’s expense. You are to look solely to the Tenant for payment for your labor, materials and services.

As a condition to Owner’s consent to this work, please acknowledge this notice in the space provided below.

ANTIGENICS, INC.

By:

ACKNOWLEDGED:

[Contractor]

By:
Name:
Title: